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                                                                   Exhibit 12.01


Quintiles Transnational Corporation
Computation of Ratio of Earnings to Fixed Charges


                                               September  January
                                                 26 -       1-
                                               December  September   2003
                                               31, 2003  25, 2003  Combined    2002      2001        2000       1999
                                               -----------------------------------------------------------------------
SELECTED HISTORICAL DATA:
Earnings were calculated as follows:
     Income (loss) before income taxes         $   3,395 $  65,341 $  68,736 $ 123,660 $(262,496) $ (51,005) $ 115,910
  Add: Fixed charges (from below)              $  27,299 $  20,154 $  47,454 $  25,279 $  28,861  $  31,351  $  25,168
                                               -----------------------------------------------------------------------
Earnings                                       $  30,694 $  85,495 $ 116,190 $ 148,939 $(233,635) $ (19,654) $ 141,078

Fixed Charges were calculated as follows:
Interest costs - expensed                      $  20,652 $   1,737 $  22,389 $   2,551 $   3,172  $   4,842  $  11,233

Such portion of rental expense as
can be demonstrated to be
representative of the interest
factor                                         $   6,647 $  18,417 $  25,065 $  22,728 $  25,689  $  26,509  $  13,935
                                               -----------------------------------------------------------------------
Fixed charges                                  $  27,299 $  20,154 $  47,454 $  25,279 $  28,861  $  31,351  $  25,168

Ratio of Earnings to Fixed Charges                  1.12      4.24      2.45      5.89        --         --       5.61
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